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                                                                  EXHIBIT 10.12

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and effective as of this 1st day of March, 2003, by and between HYBRIDON, INC., a Delaware corporation with its principal place of business at 345 Vassar Street, Cambridge, Massachusetts 02139 ("Hybridon", the "Company"), and Paul C. Zamecnik, residing at 101 Chestnut Street, Boston, Massachusetts 02108 (the "Consultant").

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. SERVICES. The Consultant agrees during the Consulting Period (as defined below) to perform such consulting, advisory, and related services to and for Hybridon as the Company may reasonably request from time to time. The Consultant agrees to deliver such services either in person (at the facilities of Hybridon or such other locations reasonably acceptable to both Hybridon and the Consultant) or by other telephonic or electronic media or means, as Hybridon may reasonably request for the term of this Agreement.

Any and all consultation services provided by the Consultant to Hybridon under this Agreement shall be priorly approved by Hybridon. "Prior approval" under this Agreement shall mean those consultation services that may be reasonably requested or communicated by Hybridon to the Consultant via any agreed upon telephonic or electronic media or means, whether oral or written.

2. TERM. The term of this Agreement (the "Consulting Period") shall commence on the effective date of this Agreement and shall end on February 28, 2005, or upon termination by either party, with or without cause in his or its sole discretion, upon 60 days' prior written notice to the other party. The provisions of Sections 4 and 5 hereof shall survive the expiration or termination of this Agreement.

3. COMPENSATION. In exchange for the Services provided by the Consultant under
Section 1, herein above, Hybridon shall pay to the Consultant a consulting fee of $20,000 (twenty thousand dollars) per year for general consulting services, provided by the Consultant from time to time at the Company's request, such fee to be paid annually in arrears in cash or in an amount of the Company's common stock of equivalent value based on the market price.

In addition, Hybridon shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with the performance of such services with the prior approval of Hybridon, including, but not limited to, travel expenditures expended by the Consultant in the performance of consultation services under this Agreement, provided the Consultant shall submit an expense report to Hybridon as the expenses are incurred. The Consultant shall not be entitled to any benefits, coverages, or privileges, including those made available to the employees of Hybridon.

4. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS. The Consultant acknowledges that he has on or prior to the date of this agreement, executed and delivered to Hybridon an Invention and

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Non-Disclosure Agreement (the "Confidentiality Agreement"), incorporated into the present Agreement here in SCHEDULE A attached. The Consultant hereby affirms and ratifies the obligations thereunder. The Consultant represents that his retention as a consultant with Hybridon and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to Hybridon any trade secrets or confidential or proprietary information of any other party.

5.       NONCOMPETITION AND BREACH.

(a) The provisions of this Agreement including the executed Confidential Disclosure Agreement at SCHEDULE A, attached hereto, are necessary for the protection of the business and goodwill of Hybridon and are considered by the Consultant to be reasonable for such purpose. The Consultant agrees that any breach of this Agreement, especially with regard to the disclosure of strategies, technologies and/or information, proprietary or otherwise, to third parties unrelated to this Agreement will cause Hybridon substantial harm and, therefore, in the event of any such breach, in addition to other remedies which may be available, Hybridon shall have the right to seek specific performance and other injunctive and equitable relief.

(b) If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too great a range of activities, in too broad a geographic area, or for any other reason, it shall be interpreted to extend only to the maximum extent, whether period of time, range of activities, geographic area or other term, as to which it may be enforceable.

6. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

7. ENTIRE AGREEMENT. This Agreement, including SCHEDULE A, shall constitute the entire agreement between the parties with respect to, and supersede all prior agreements and understandings, whether written or oral, relating to, the subject matter of this Agreement.

8. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, Hybridon may be merged or which may succeed to any part of its assets or business; provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


HYBRIDON, INC.                               CONSULTANT


    /s/ Robert G. Andersen                     /s/ Paul G. Zamecnik
By: ______________________                 By: ____________________

Name:  Robert G. Andersen                  Name: Paul C. Zamecnik, M.D.

Title: CFO and V.P. Operations             SSN:  ###-##-####



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                                   SCHEDULE A


[Attach executed Confidential Disclosure Agreement prior to execution]



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